UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Consent solicitation statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Soliciting Material under §240.14a-12

TESSCO Technologies Incorporated

(Name of Registrant as Specified In Its Charter)

Robert B. Barnhill, Jr.

UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust

RBB-TRB LLC

RBB-CRB LLC

Robert B Barnhill Jr & Janet W Barnhill Tr FBO Durkin Slattery Barnhill Trust

Janet W Barnhill Tr UA 6 9 2016 Janet W Barnhill Rev Trust

Winston Foundation, Incorporated

Emily Kellum (Kelly) Boss

J. Timothy Bryan

John W. Diercksen

Kathleen McLean

Donald Manley

(Name of Person(s) Filing Consent solicitation statement, if other than the Registrant)

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On September 25, 2020, Robert B. Barnhill sent the following letter to TESSCO Technologies Incorporated (the “Company”):

September 25, 2020

TESSCO Technologies Incorporated

11126 McCormick Road

Hunt Valley, Maryland 21031

Attention: John D. Beletic, Chair of the Board of Directors and Sandip Mukerjee, President and Chief Executive Officer

Re:     Demand to Inspect Stockholder List Materials Pursuant to Section 220 of the General Corporation Law of the State of Delaware.

Ladies and Gentlemen:

This letter is being sent by (a) Robert B. Barnhill, Jr. (the “Holder”), who, as of the date of this letter, is the record owner of approximately 11,503.5 shares of the outstanding common stock, par value $0.01 per share (the “Common Stock”), of TESSCO Technologies Incorporated, a Delaware corporation (“TESSCO” or the “Company”) and the beneficial owner of 154,955 shares of Common Stock; (b) UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust, which, as of the date of this letter, is the record owner of 1,265,882 shares of Common Stock; (c) RBB-TRB LLC, which, as of the date of this letter, is the record owner of 109,125 shares of Common Stock; (d) RBB-CRB LLC, which, as of the date of this letter, is the record owner of 109,125 shares of Common Stock; (e) Robert B Barnhill Jr & Janet W Barnhill Tr FBO Durkin Slattery Barnhill Trust which, as of the date of this letter, is the record owner of 30,750 shares of Common Stock; and (f) the Winston Foundation, Incorporated which, as of the date of this letter, is the record owner 26,500 shares of Common Stock. Attached as Exhibit A hereto is a sworn affidavit executed by UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust, which serves as evidence of the Holder’s continuous beneficial ownership of the shares of Common Stock described above.

Background

On July 22, 2020, on a Schedule 13D/A filed with the Securities and Exchange Commission, the Holder disclosed that he had determined to withhold his support from four directors at the 2020 annual meeting of stockholders of the Company, scheduled for July 24, 2020 (the “Annual Meeting”). The Holder took this action because he believed a reconstituted Board of Directors of the Company (the “Board”) was necessary to remedy the issues causing significant decline of the Company since the Holder’s resignation as Chief Executive Officer in 2015. Since 2015, the Company’s stock price has declined by 79% (70% in the past year), revenue has declined, and liabilities and debt have increased significantly.

On July 24, 2020, at the Annual Meeting, each of the named directors that the Holder withheld his support from was reelected but received a substantial withhold vote. On August 1, 2020, the Holder sent a letter (the “August 1 Letter”) to the Board requesting a meeting of the Board to determine a path forward for an orderly, amicable transition of the Board’s composition. Specifically, the Letter proposed that the Board discuss some directors resigning and the election by the Board of new directors who can assist in achieving certain specified goals. On August 3, 2020, the Holder filed a Schedule 13D/A attaching the letter. Since the August 1 Letter, although a meeting did occur between the Holder and the Board, the Board has failed to take action to satisfactorily consider an orderly transition of the Board’s composition. This letter is being sent to the Company simultaneously with the filing of a preliminary consent solicitation statement with the Securities Exchange Commission.

Based on the above facts, the Holder hereby requests that the following records be made available for inspection.

Records Demanded

Pursuant to Section 220 of the General Corporation Law of the State of Delaware (the “DGCL”), as the beneficial and record owner of the shares of Common Stock as described above, the Holder hereby demands that he and his attorneys, representatives and agents be given, during regular business hours and at the Company’s principal office, the opportunity to inspect and receive copies of the following records of the Company:

1.	Stockholder List Materials

1.            List of Registered Stockholders: A complete record or list of the stockholders of the Company, certified by the Company’s transfer agent(s) and/or registrar(s), setting forth the name and address of, and the number, series and class of shares of stock of the Company held by, each stockholder as of the date hereof, any future dates requested (which includes the record date for the consent solicitation referred to in the letter to the Board that accompanied this letter) and the record date established for the Annual Meeting (each such date, a “Determination Date”);

2.            Cede & Co. Lists, Respondent Bank Lists and Omnibus Proxies: All information in, or which comes into, the possession of the Company, its transfer agent, its proxy solicitor, or any other of the Company’s agents or representatives, or which can reasonably be obtained from nominees of any central certificate depository system, concerning the names, addresses and number of shares of Common Stock of the actual beneficial owners of the Company’s Common Stock as of the date hereof and each other Determination Date, including, without limitation: (i) a breakdown of any such holdings in the name of The Depository Trust Company (“DTC”), The Depository Trust & Clearing Corporation (“DTCC”), and/or Cede & Co. (“Cede & Co.”) and any other similar securities depository or nominees; (ii) any Security Position Report provided by DTC, DTCC, or Cede & Co.; (iii) any list of participant banks provided by DTC, DTCC, and/or Cede & Co.; and (iv) all respondent bank lists and omnibus proxies for such lists in or which comes into the possession of the Company, its transfer agent, its proxy solicitor, or any other of the Company’s agents or representatives, as of the date hereof and each other Determination Date;

3.            NOBO List: All information in or that comes into the Company’s possession, or that can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trusts or their nominees, relating to the names and addresses of, and shares of stock of the Company held by, the non-objecting beneficial owners of the stock of the Company as of the date hereof and each other Determination Date pursuant to Rule 14b-1(c) or Rule 14b-2(c) under the Exchange Act, on electronic media, such computer processing data as is necessary for the Holder to make use of such information on electronic media, and a hard copy printout of such information in order of descending balance for verification purposes; and

4.            Employee Plans: All lists on electronic media and the relevant processing data and printouts containing the name, address, and number, series and class of shares of stock of the Company attributable to any participant in any employee stock ownership plan, employee stock purchase plan, stock option, retirement, restricted stock, incentive, profit sharing, dividend reinvestment or any similar plan or other employee compensation or benefit plan of the Company in which the decision to vote shares of stock of the Company held by such plan is made, directly or indirectly, individually or collectively, by the participants in the plan and the method(s) by which the Holder or his agents may communicate with each such participant, as well as the name, affiliation and telephone number of the trustee or administrator of each such plan, and a detailed explanation of the treatment not only of shares for which the trustee or administrator receives instructions from participants, but also shares for which either the trustee or administrator does not receive instructions or shares that are outstanding in the plan but are unallocated to any participant.

2.	Delivery; Purpose

All information requested in Section 1 hereof should be provided in hard copy (paper) form, as well as on CD-ROM, electronically transmitted file, or similar electronic medium (any such electronic storage medium, an “Electronic Medium”), and such computer processing data as is necessary for the Holder to make use of such list on an Electronic Medium; and a hard copy printout of the full contents of such list on an Electronic Medium for verification purposes.

This demand is a continuing demand. The Holder demands that all modifications, additions or deletions to any and all above-referenced information be forthwith furnished as such modifications, additions or deletions become available to the Company or its agents or representatives.

Upon presentment of appropriate documentation therefore, the Holder will bear the reasonable costs incurred by the Company, including those of its transfer agent(s) or registrar(s), in connection with the production of the information demanded.

The purpose of the requests in this demand is to enable the Holder and certain of his affiliates and representatives to communicate with other holders of Common Stock with respect to matters relating to their interests as stockholders, including without limitation to aid the Holder’s solicitation of proxies or consents from the Company’s stockholders in connection with a special meeting of stockholders or a consent solicitation of stockholders, and to obtain names and addresses of stockholders for a contemplated proxy solicitation or consent solicitation.

The Holder represents that (a) he is seeking this inspection for proper purposes reasonably related to his interest as a stockholder, including those identified above, and (b) he will not sell the requested information to any person, give the requested information to any competitor of the Company, or otherwise use the information for any improper purpose.

The records enumerated in this demand are directly connected with the above purposes of this demand.

The Holder hereby designates and authorizes Michael Schiffer, Eric Smith, Gabe Steele and Joshua Gorsky of Venable LLP, and Jordan Kovler of Harkins Kovler, LLC, and any other persons designated by them or by the Holder, acting singly or in any combination, to conduct the inspection and copying herein requested. It is requested that the materials identified above be made available to the designated parties no later than five business days following the date hereof.

Pursuant to Section 220 of the DGCL, TESSCO is required to respond to this demand within five business days of the date hereof. Accordingly, please advise the Holder’s counsel, Mike Schiffer at 410-244-7546 or mschiffer@venable.com or Eric Smith at 410-528-2355 or ersmith@venable.com as promptly as practicable within the requisite timeframe, when and where the items requested above will be made available to the Holder. If the Company contends that this request is incomplete or is otherwise deficient in any respect, please notify Messrs. Schiffer and Smith setting forth any facts that the Company contends support its position and specifying any additional information believed to be required. In the absence of such prompt notice, the Holder will assume that the Company agrees that this request complies in all respects with the requirements of the DGCL. The Holder reserves the right to withdraw or modify this request at any time.

All aspects of this demand are being made under oath and the Holder affirms the truth of the statements contained herein, including the statements made in Exhibit A, under penalty of perjury.

Very Truly Yours,

Robert B. Barnhill, Jr.

/s/ Robert B. Barnhill, Jr.
Name: Robert B. Barnhill, Jr.

UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust

/s/ Robert B. Barnhill, Jr.
Name: Robert B. Barnhill, Jr.
Title: Trustee

RBB-TRB LLC

/s/ Robert B. Barnhill, Jr.
Name: Robert B. Barnhill, Jr.
Title: General Manager

RBB-CRB LLC

/s/ Robert B. Barnhill, Jr.
Name: Robert B. Barnhill, Jr.
Title: General Manager

Robert B Barnhill Jr & Janet W Barnhill Tr FBO Durkin Slattery Barnhill Trust

/s/ Robert B. Barnhill, Jr.
Name: Robert B. Barnhill, Jr.
Title: Trustee

Winston Foundation, Incorporated

/s/ Robert B. Barnhill, Jr.
Name: Robert B. Barnhill Jr.
Title: Director

State of Maryland              )

) ss:

County of Harford)

I, Robert B. Barnhill, Jr., acting in my own capacity, as Trustee of UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust and Robert B Barnhill Jr & Janet W Barnhill TR FBO Durkin Slattery Barnhill Trust, General Manager of RBB-TRB LLC and RBB-CRB LLC and Director of Winston Foundation, Incorporated, being sworn, states: I executed the foregoing letter, and the information and facts stated therein regarding the Holder’s ownership and the purpose of this demand for inspection are true and correct. Such inspection is reasonably related to the Holder’s interest as a stockholder and is not desired for a purpose which is in the interest of a business or object other than the business of TESSCO Technologies Incorporated.

By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.

Subscribed and sworn to before me

this 25th day of September, 2020.

/s/ Karen Jean Sanchez

Notary Public

My commission expires: July 13, 2023

Exhibit A

Affidavit of Beneficial Ownership

I, Robert B. Barnhill, Jr., acting as Trustee of the UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust (the “Trust”), swear and affirm under penalty of perjury that:

1.	The Trust is the beneficial owner of 154,955 shares of the outstanding common stock, par value $0.01 per share, of TESSCO Technologies Incorporated, a Delaware corporation through Pershing; and

2.	The documents attached hereto serve as evidence of the Trust’s continuous beneficial ownership as of the date hereof.

Signed and affirmed under penalty of perjury on this day 25th of September, 2020.

UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust

/s/ Robert B. Barnhill, Jr.
Name: Robert B. Barnhill, Jr.
Title: Trustee

* * * END OF LETTER * * *

Important Additional Information

Robert B. Barnhill, Jr. (“Mr. Barnhill”), the Nominees (as defined below), UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust, RBB-TRB LLC, a Maryland limited liability company (“RBB-TRB”), RBB-CRB LLC, a Maryland limited liability company (“RBB-CRB”), Robert B Barnhill Jr & Janet W Barnhill Tr FBO Durkin Slattery Barnhill Trust, Janet W Barnhill Tr UA 6 9 2016 Janet W Barnhill Rev Trust, Winston Foundation, Incorporated, a Maryland corporation, and Donald Manley (the “Participants” or “We”) are participants in the potential solicitation of consents from the shareholders of TESSO Technologies Incorporated (the “Company”) to remove five of the current directors of the Company and the election of Emily Kellum (Kelly) Boss, J. Timothy Bryan, John W. Diercksen and Kathleen McLean (each, a “Nominee” and collectively, the “Nominees”) to fill four of the resulting vacancies (as well as certain amendments to the bylaws of the Company proposed in connection therewith). We intend to file a definitive consent solicitation statement and a WHITE consent card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders.

SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE CONSENT SOLICITATION STATEMENT, ACCOMPANYING WHITE CONSENT CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. UPDATED INFORMATION REGARDING THE IDENTITY OF POTENTIAL PARTICIPANTS, AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, WILL BE SET FORTH IN THE DEFINITIVE CONSENT SOLICITATION STATEMENT AND OTHER MATERIALS TO BE FILED WITH THE SEC. Shareholders will be able to obtain the definitive consent solicitation statement and any amendments or supplements to the definitive consent solicitation statement filed by the participants with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available, without charge, on request from the Participants’ proxy solicitor, Harkins Kovler, LLC at +1 (800) 257-3995 or via email at SaveTESSCO@HarkinsKovler.com.

Certain Information Regarding the Participants

Mr. Barnhill is the founder, former Chairman of the Board of Directors of the Company and the largest shareholder of the Company.

Mr. Barnhill beneficially owns 1,620,387 shares of Common Stock (approximately 18.6% of the outstanding shares) of the Company (“Common Stock”), which includes 11,503.5 shares that Mr. Barnhill owns directly and the shares owned by the following Participants: UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust owns 1,265,882 shares of Common Stock, RBB-TRB, LLC owns 109,125 shares of Company Common Stock, RBB-CRB, LLC owns 109,125 shares of Company Common Stock, Robert B Barnhill Jr & Janet W Barnhill Tr FBO Durkin Slattery Barnhill Trust, owns 30,750 shares of Company Common Stock, Janet W Barnhill Tr UA 6 9 2016 Janet W Barnhill Rev Trust owns 67,500 shares of Company Common Stock, and the Winston Foundation, Incorporated owns 26,500 shares of Company Common Stock. Mr. Barnhill is the sole manager of RBB-TRB and RBB-CRB, a trustee of the UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust and the Robert B Barnhill Jr & Janet W Barnhill Tr FBO Durkin Slattery Barnhill Trust and a director of the Winston Foundation, Incorporated. Mr. Barnhill’s spouse is a trustee of the Janet W Barnhill Tr UA 6 9 2016 Janet W Barnhill Rev Trust. The percentage of Mr. Barnhill’s stock ownership is based on the 8,712,771 shares of Common Stock outstanding as of July 31, 2020, as reported in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 6, 2020.

Christopher Barnhill, Mr. Barnhill’s son, may be considered a participant in the solicitation due to the assistance he provided his father in certain administrative manners in connection with the preparation of the solicitation; however, Christopher Barnhill is no longer providing (and does not intend in the future to provide) any such assistance with respect to the solicitation. Christopher Barnhill does not currently beneficially, directly or indirectly own any securities of the Company.

None of the Participants (other than Mr. Barnhill) currently beneficially, directly or indirectly, own any securities of the Company.